The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated July 24, 2017

JPMorgan Chase Financial Company LLC	July 2017

Pricing Supplement

 Registration Statement Nos. 333-209682 and 333-209682-01

Dated July , 2017

 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Auto-Callable Securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing price of each of the common stock of Microsoft Corporation, the class C capital Stock of Alphabet Inc. and the class A common stock of Facebook, Inc. on any of the determination dates (other than the final determination date) is greater than or equal to its initial stock price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least approximately 11.00% per annum, as described below. At maturity, if the securities have not previously been automatically redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level, which will be at most 60% of its initial stock price, the payment at maturity due on the securities will correspond to a return of at least approximately 11.00% per annum. If, however, the final stock price of any underlying stock is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing of the underlying stocks, as compared to its initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities by more than 40% and could be zero. Accordingly, investors could lose their entire initial investment in the securities. These securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if each of the underlying stocks closes at or above its initial stock price on a determination date (other than the final determination date) or the final stock price of each underlying stock is at or above its downside threshold level. Because all payments on the securities are based on the worst performing on the underlying stocks, a decline of any of the underlying stocks by its downside threshold level will result in a significant loss of your initial investment, even if the other underlying stocks appreciate or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stocks:	Common stock of Microsoft Corporation, class C capital stock of Alphabet Inc. and class A common stock of Facebook, Inc. (each, an “underlying stock”)
Aggregate principal amount:	$
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing price of each underlying stock is greater than or equal to its initial stock price, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 11.00% per annum, as follows:

• 1st determination date: at least $11.10

• 2nd determination date: at least $12.20

• 3rd determination date: at least $13.30

• 4th determination date: at least $14.40

The actual early redemption payment with respect toe each applicable determination date will be provided in the pricing supplement. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:
	• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.00% per annum, or at least $15.50. The actual maturity redemption payment will be provided in the pricing supplement.
• If the final stock price of any underlying stock is less than its downside threshold level:

(i) the stated principal amount multiplied by (ii) the stock performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be less than the stated principal amount by more than 40% and could be zero.

Stock performance factor:	With respect to each underlying stock, the final stock price divided by the initial stock price
Downside threshold level:

With respect to the common stock of Microsoft Corporation: $      , which is equal to at most 60% of its initial stock price

With respect to the class C capital Stock of Alphabet Inc.: $      , which is equal to at most 60% of its initial stock price

With respect to the class A common stock of Facebook, Inc.: $      , which is equal to at most 60% of its initial stock price

The actual downside threshold level with respect to each underlying stock will be provided in the pricing supplement and will not be greater than 60% of its initial stock price

Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	July , 2017 (expected to price on or about July 25, 2017)
Original issue date (settlement date):	July , 2017 (3 business days after the pricing date)
Maturity date:	July 28, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.075(2)	$9.90
		$0.025(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.

(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.075 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.025 for each $10 stated principal amount security

If the securities priced today, the estimated value of the securities would be approximately $977.10 per $10 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $940.00 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement , prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Terms continued from previous page:

Initial stock price:	With respect to the common stock of Microsoft Corporation: $ , which is its closing price on the pricing date
With respect to the class C capital stock of Alphabet Inc.: $ , which is its closing price on the pricing date
With respect to the class A common stock of Facebook, Inc.: $ , which is its closing price on the pricing date
Final stock price:	With respect to each underlying stock, the closing price of one share of that underlying stock on the final determination date
Worst performing underlying stock:	The underlying stock with the worst stock performance factor
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates:	July 30, 2018, July 25, 2019, July 27, 2020, July 26, 2021 and July 25, 2022, subject to postponement for non-trading days and certain market disruption events
Redemption dates:	August 2, 2018, July 30, 2019, July 30, 2020, July 29, 2021 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48129G224 / US48129G2241
Listing:	The securities will not be listed on any securities exchange.

July 2017	Page 2

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Investment Summary

The Jump Securities with Auto-Call Feature due July 28, 2022 Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc., which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least approximately 11.00% per annum of the stated principal amount per security. The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. If the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final stock price of each underlying stock is greater than or equal to its downside threshold level, which will be at most 60% of its initial stock price, the payment at maturity due on the securities will be an amount in cash per stated principal amount corresponding to a return of at least approximately 11.00% per annum, or at least $15.50. The actual maturity redemption payment will be provided in the pricing supplement. However, if the final stock price of any underlying stock is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount multiplied by (ii) the stock performance factor of the worst performing underlying stock, which will be less than the stated principal amount of the securities by more than 40% and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying stock.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

July 2017	Page 3

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least approximately 11.00% per annum of the stated principal amount per security if the closing price of each underlying stock is greater than or equal to its initial stock price on any of the determination dates. The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. If the securities have not been automatically redeemed prior to maturity and if the final stock price of each underlying stock is greater than its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.00% per annum, or at least $15.50. The actual maturity redemption payment will be provided in the pricing supplement. If the securities have not been automatically redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing stock, as compared to its initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On any of the determination dates (other than the final determination date), the closing price of each underlying stock is greater than or equal to its initial stock price.

▪ The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 11.00% per annum. No further payments will be made on the securities once they have been redeemed.

▪ Investors will not participate in any appreciation of any underlying stock from its initial stock price.

Scenario 2

The securities have not been previously automatically redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level.

▪ The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.00% per annum, or at least $15.50.

▪ Investors will not participate in any appreciation of any underlying stock from its initial stock price.

Scenario 3

The securities have not been previously automatically redeemed and the final stock price of any underlying stock is less than its downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the stock performance factor of the worst performing underlying stock.

▪ Investors will lose more than 40% and possibly all of their principal in this scenario.

July 2017	Page 4

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of the underlying stocks and (2) the final stock prices of the underlying stocks.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

July 2017	Page 5

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined on each determination date. The actual initial stock prices and downside threshold levels of the underlying stocks, early redemption payments and maturity redemption payment will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$10 per security
Hypothetical initial stock price:	With respect to the common stock of Microsoft Corporation: $75.00
With respect to the class C capital stock of Alphabet Inc.: $970.00
With respect to the class A common stock of Facebook, Inc.: $165.00
Hypothetical downside threshold level:	With respect to the common stock of Microsoft Corporation: $45.00, which is 60% of its hypothetical initial stock price
With respect to the class C capital stock of Alphabet Inc.: $582.00, which is 60% of its hypothetical initial stock price
With respect to the class A common stock of Facebook, Inc.: $99.00, which is 60% of its hypothetical initial stock price
Hypothetical early redemption payment:

An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of approximately 11.00% per annum, as follows:

• 1st determination date: $11.10

• 2nd determination date: $12.20

• 3rd determination date: $13.30

• 4th determination date: $14.40

Hypothetical maturity redemption payment:	$15.50

In Examples 1 and 2, the closing price of each underlying stock fluctuates over the term of the securities and the closing price of each underlying stock is greater than or equal to its initial stock price on one of the determination dates (other than the final determination date). Because the closing price of each underlying stock is greater than or equal to its initial stock price on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3, 4 and 5, the closing price of each underlying stock on the determination dates (other than the final determination date) is less than its initial stock price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	MSFT Closing Price	GOOG Closing Price	FB Closing Price	Payment (per Security)
1st Determination Date	$90 (at or above initial stock price)	$1,000 (at or above initial stock price)	$180 (at or above initial stock price)	$11.10
2nd Determination Date	—	—	—	—
3rd Determination Date	—	—	—	—
4th Determination Date	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the first determination date as the closing price of each underlying stock on the first determination date is at or above its initial stock price. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

July 2017	Page 6

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $11.10 per security.

Example 2 — the securities are redeemed following the third determination date

Date	MSFT Closing Price	GOOG Closing Price	FB Closing Price	Payment (per Security)
1st Determination Date	$60 (below initial stock price)	$1,000 (at or above initial stock price)	$150 (below initial stock price)	—
2nd Determination Date	$85 (at or above initial stock price)	$1,100 (at or above initial stock price)	$155 (below initial stock price)	—
3rd Determination Date	$90 (at or above initial stock price)	$1,164 (at or above initial stock price)	$198 (at or above initial stock price)	$13.30
4th Determination Date	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the third determination date. In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing price of each underlying stock is greater than or equal to its initial stock price, even though the closing prices of each underlying stock are progressively increasing on each successive determination date. Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately three years and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. Further, although each of the underlying stocks has appreciated by 20% from its initial stock price on the third determination date, you receive only $13.30 per security per security upon redemption and do not benefit from this appreciation. The total payment on the securities will be $13.30 per security.

Example 3 — the securities are not automatically redeemed prior to maturity

Date	MSFT Closing Price	GOOG Closing Price	FB Closing Price	Payment (per Security)
1st Determination Date	$85 (above initial stock price)	$1,000 (above initial stock price)	$150 (below initial stock price)	—
2nd Determination Date	$90 (above initial stock price)	$800 (below initial stock price)	$175 (above initial stock price)	—
3rd Determination Date	$60 (below initial stock price)	$1,050 (above initial stock price)	$180 (above initial stock price)	—
4th Determination Date	$85 (above initial stock price)	$1,100 (above initial stock price)	$145 (below initial stock price)	—
Final Determination Date	$65 (above downside threshold level)	$885 (above downside threshold level)	$110 (above downside threshold level)	$15.50

The securities are not automatically redeemed prior to maturity and the final stock price of each underlying stock is greater than its downside threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities. The total payment on the securities will be $15.50 per security.

July 2017	Page 7

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Example 4 — the securities are not automatically redeemed prior to maturity

Date	MSFT Closing Price	GOOG Closing Price	FB Closing Price	Payment (per Security)
1st Determination Date	$55 (below initial stock price)	$1,000 (above initial stock price)	$190 (above initial stock price)	—
2nd Determination Date	$35 (below initial stock price)	$1,050 (above initial stock price)	$180 (above initial stock price)	—
3rd Determination Date	$85 (above initial stock price)	$430 (below initial stock price)	$175 (above initial stock price)	—
4th Determination Date	$85 (above initial stock price)	$1,100 (above initial stock price)	$150 (below initial stock price)	—
Final Determination Date	$105 (above downside threshold level)	$700 (above downside threshold level)	$82.50 (below downside threshold level)	$5.00

The securities are not automatically redeemed prior to maturity. Because the final stock price of at least one underlying stock is less than its downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the stock performance factor of the worst performing underlying stock, calculated as follows:

stated principal amount × (final index value of the worst performing underlying stock / initial stock price of the worst performing underlying stock) = $10 × (82.50 / 165) = $5.00

The total payment on the securities is $5.00 per security, representing a substantial loss on your initial investment.

Although the closing price of the worst performing underlying stock may have been greater than or equal to its downside threshold level throughout the term of the securities prior to the final determination date, because its final stock price is less than its downside threshold level, the investor is fully exposed to the decline in the worst performing underlying stock.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2017	Page 8

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal, and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, you will be exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the stock performance factor of the worst performing underlying stock. In this case, your payment at maturity will be less than the stated principal amount by more than 40% and could be zero.

▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of the appreciation in any of the underlying stocks, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in any of the underlying stocks.

▪	You are exposed to the price risk of all three underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any other underlying stock. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.

To receive any early redemption payment, each underlying stock must close at or above its initial stock price on a determination date (other than the final determination date).  To receive the maturity redemption payment, each underlying stock must close at or above its downside threshold level on the final determination date.  In addition, if any underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying stocks have appreciated.  Under this scenario, the value of any payment at maturity will be less than the stated principal amount by more than 40% and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of no early redemption payment or maturity redemption payment and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any early redemption payment or maturity redemption payment, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any one underlying stock will close below its initial stock price on a determination date (other than the final determination date) or below its downside threshold level on the final determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of any underlying stock other than the worst performing underlying stock. Therefore it is more likely that you will not receive any early redemption payment or maturity redemption payment and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase &

July 2017	Page 9

JPMorgan Chase Financial Company LLC

Jump Securities with Auto-Callable Feature due July 28, 2022

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Investors will not participate in any appreciation in any of the underlying stocks. Investors will not participate in any appreciation in any underlying stock from its initial stock price, and the return on the securities will be limited to the early redemption payment that is paid with respect to the first determination date (other than the final determination date) on which the closing price of each underlying stock is greater than or equal to its initial stock price or the maturity redemption payment that is paid with respect to the final determination date on which the final stock price of each underlying stock is greater than or equal to its downside threshold level. It is possible that the closing price of any of the underlying stocks could be below its initial stock price on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or that the final stock price of any underlying stock is less than its downside threshold level on the final determination date, so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock prices, the downside threshold levels and the final stock prices and whether the closing price of each underlying stock on any determination date (other than the final determination date) is below its initial stock price and whether the final stock price of any underlying stock is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Limited trading history. Alphabet Inc. became the successor SEC registrant to, and parent holding company of, Google Inc. on October 2, 2015 in connection with a holding company reorganization. The class C capital stock of Google Inc. commenced regular trading on The NASDAQ Stock Market on April 3, 2014 and the class C capital stock of Alphabet Inc. commenced trading on The NASDAQ Stock Market on October 5, 2015 and therefore have limited historical performance. Accordingly, historical information for the class C capital stock of Alphabet Inc. and its predecessor, the class C capital stock of Google Inc., is available only since the respective dates above. In addition, the class C capital stock of Alphabet Inc., which does not carry any vote, is different from the class A common stock of Alphabet Inc., which carries one vote per share, and may trade differently from the class A

July 2017	Page 10

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common stock of Alphabet Inc. Moreover, Facebook, Inc. commenced trading on The NASDAQ Stock Market on May 18, 2012 and therefore has limited historical performance. Accordingly, historical information for the underlying stock is available only since that date. Past performance should not be considered indicative of future performance.

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market

July 2017	Page 11

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factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	our internal secondary market funding rates for structured debt issuances;

o	the actual and expected volatility in the closing price of each underlying stock;

o	the time to maturity of the securities;

o	whether the final stock price of any of the underlying stocks is expected to be less than its downside threshold level;

o	the likelihood of an early redemption being triggered;

o	the dividend rates on the underlying stocks;

o	the actual and expected positive or negative correlation among the underlying stocks, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to the applicable stock adjustment factor, including a merger or acquisition; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in any of the underlying stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the underlying stocks.

▪	No affiliation with the issuers of the underlying stocks. The issuers of the underlying stocks are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the issuers of the underlying stocks in connection with this offering.

▪	We may engage in business with or involving the issuers of the underlying stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuers of the underlying stocks without regard to your interests and thus may acquire non-public information about the issuers of the underlying stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks, which may or may not recommend that investors buy or hold the underlying stock.

▪	The anti-dilution protection for each underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the applicable stock adjustment factor and other adjustments for certain corporate events affecting any underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock prices, which are the value at or above which the underlying stock must close on any determination date (other than the final determination date) in order for you to receive an early redemption payment,

July 2017	Page 12

JPMorgan Chase Financial Company LLC

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and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying stocks must close on the final determination date in order for you to receive the maturity redemption payment and avoid being exposed to the negative price performance of the worst performing underlying stock. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying stocks on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities, the early redemption payments and the maturity redemption payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. In addition, the downside threshold level of each underlying stock will be provided in the pricing supplement and may be as high as the maximum for the downside threshold level of that underlying stock set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities, the early redemption payments and the maturity redemption payment and the maximum for the downside threshold level of each underlying stock.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

July 2017	Page 13

JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
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Microsoft Corporation Overview

Microsoft is a technology company that develops, licenses and supports a range of software products, services and devices. The common stock of Microsoft is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845 and 000-14278 through the SEC’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 21, 2017:

Bloomberg Ticker Symbol:	MSFT	52 Week High (on 7/20/2017):	$74.22
Current Closing Price:	$73.79	52 Week Low (on 7/21/2016):	$55.80
52 Weeks Ago (on 7/21/2016):	$55.80

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Microsoft Corporation for each quarter in the period from January 1, 2012 through July 21, 2017. The closing price of the common stock of Microsoft Corporation on July 21, 2017 was $73.79. The associated graph shows the closing prices of the common stock of Microsoft Corporation for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Microsoft Corporation has experienced significant fluctuations. The historical performance of the common stock of Microsoft Corporation should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Microsoft Corporation at any time, including on the determination dates.

Common Stock of Microsoft Corporation (CUSIP: 594918104)	High	Low	Dividends (Declared)
2012
First Quarter	$32.85	$26.77	$0.20
Second Quarter	$32.42	$28.45	$0.20
Third Quarter	$31.45	$28.63	$0.23
Fourth Quarter	$30.03	$26.37	$0.23
2013
First Quarter	$28.61	$26.46	$0.23
Second Quarter	$35.67	$28.56	$0.23
Third Quarter	$36.27	$31.15	$0.28
Fourth Quarter	$38.94	$33.01	$0.28
2014
First Quarter	$40.99	$34.98	$0.28
Second Quarter	$42.25	$39.06	$0.28
Third Quarter	$47.52	$41.67	$0.31
Fourth Quarter	$49.61	$42.74	$0.31
2015
First Quarter	$47.59	$40.40	$0.31
Second Quarter	$49.16	$40.29	$0.31
Third Quarter	$47.58	$40.47	$0.36
Fourth Quarter	$56.55	$44.61	$0.36
2016
First Quarter	$55.23	$49.28	$0.36
Second Quarter	$56.46	$48.43	$0.36

July 2017	Page 14

JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
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Common Stock of Microsoft Corporation (CUSIP: 594918104)	High	Low	Dividends (Declared)
Third Quarter	$58.30	$51.16	$0.39
Fourth Quarter	$63.62	$56.92	$0.39
2017
First Quarter	$65.86	$62.30	$0.39
Second Quarter	$72.52	$64.95	$0.39
Third Quarter (through July 21, 2017)	$74.22	$68.17	$0.39

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

The Common Stock of Microsoft Corporation Historical Performance – Daily Closing Prices January 3, 2012 to July 21, 2017*

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60.00% of the closing price on July 21, 2017. The actual downside threshold level will be based on the closing price on the pricing date.

July 2017	Page 15

JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding the common stock of Microsoft Corporation. from the publicly available documents described in the first paragraph under this “Microsoft Corporation Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Microsoft Corporation Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Microsoft Corporation.

July 2017	Page 16

JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
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Alphabet Inc. Overview

Alphabet Inc. is a collection of businesses, the largest of which is Google Inc. Google Inc. is an information company that generates revenues primarily by delivering online advertising.. Alphabet Inc. became the successor SEC registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. The class C capital stock of Alphabet Inc. began trading on October 5, 2015 under the ticker symbol “GOOG,” the same symbol under which Google Inc.’s class C capital stock previously traded. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37580 through the SEC’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 21, 2017:

Bloomberg Ticker Symbol:	GOOG	52 Week High (on 6/5/2017):	$983.68
Current Closing Price:	$972.92	52 Week Low (on 11/14/2016):	$736.08
52 Weeks Ago (on 7/21/2016):	$738.63

The table† below sets forth the published high and low closing prices of, as well as dividends on, the class C capital stock of Google Inc. or the class C capital stock of Alphabet Inc., as applicable, for each quarter in the period from April 3, 2014 through July 21, 2017.  The class C capital stock of Google Inc. commenced regular trading on The NASDAQ Stock Market on April 3, 2014 and the Class C capital stock of Alphabet Inc. commenced trading on The NASDAQ Stock Market on October 5, 2015 and therefore have limited historical performance. In addition, the class C capital stock of Alphabet Inc., which does not carry any vote, is different from the class A common stock of Alphabet Inc., which carries one vote per share, and may trade differently from the class A common stock of Alphabet Inc. The closing price of the underlying stock on July 21, 2017 was $972.92. The associated graph shows the closing prices of the class C capital stock of Google Inc. or the class C capital stock of Alphabet Inc., as applicable, for each day in the same period. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification.  The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since their inception, the closing price of the class C capital stock of Google Inc. and the class C capital stock of Alphabet Inc. have experienced significant fluctuations.  The historical performance of the class C capital stock of Google Inc. and the class C capital stock of Alphabet Inc. should not be taken as an indication of the underlying stock’s future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

Class C Capital Stock of Google Inc.† and Class C Capital Stock of Alphabet Inc.† (CUSIP: 02079K107)	High	Low	Dividends (Declared)
2014
Second Quarter (commencing April 3, 2014)	$577.065	$508.563	—
Third Quarter	$594.448	$561.189	—
Fourth Quarter	$575.769	$494.033	—
2015
First Quarter	$573.754	$491.201	—
Second Quarter	$563.513	$520.510	—
Third Quarter	$672.930	$516.830	—
Fourth Quarter	$776.600	$611.290	—
2016
First Quarter	$764.650	$678.110	—
Second Quarter	$766.610	$668.260	—
Third Quarter	$787.210	$694.490	—
Fourth Quarter	$813.110	$736.080	—

July 2017	Page 17

JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
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Class C Capital Stock of Google Inc.† and Class C Capital Stock of Alphabet Inc.† (CUSIP: 02079K107)	High	Low	Dividends (Declared)
2017
First Quarter	$852.120	$786.140	—
Second Quarter	$983.68	$823.35	—
Third Quarter (through July 21, 2017)	$972.92	$898.70	—

†The data in the table above prior to October 5, 2015 reflects the performance of the class C capital stock of Google Inc. and the data on and after October 5, 2015 reflects the performance of the class C capital stock of Alphabet Inc.

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class C capital stock of Alphabet Inc.

The Class C Capital Stock of Google Inc. and the Class C Capital Stock of Alphabet Inc.* – Daily Closing Prices ** January 3, 2012 to July 21, 2017

* The vertical line in the graph indicates October 5, 2015.  In the graph, the performance to the left of the vertical line reflects the class C capital stock of Google Inc. and the performance to the right of the vertical line reflects the class C capital stock of Alphabet Inc..

**The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing price on July 21, 2017.  The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the class C capital stock of Alphabet Inc. (or its predecessor) from the publicly available documents described in the first paragraph under this “Alphabet Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Alphabet Inc. Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose

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material future events concerning Alphabet Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

July 2017	Page 19

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Facebook, Inc. Overview

Facebook, Inc. builds products that enable people to connect and share through mobile devices and personal computers. The Class A common stock of Facebook, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Facebook, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35551 through the SEC’s website at www.sec.gov. In addition, information regarding Facebook, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 21, 2017:

Bloomberg Ticker Symbol:	FB	52 Week High (on 7/20/2017):	$164.53
Current Share Price:	$164.43	52 Week Low (on 12/30/2016):	$115.05
52 Weeks Ago (on 7/21/2016):	$120.61

The following table sets forth the published high and low closing prices of, as well as dividends on, the Class A common stock of Facebook, Inc. for each quarter in the period from May 18, 2012 through July 21, 2017. Facebook, Inc. commenced trading on The NASDAQ Stock Market on May 18, 2012, and therefore has a limited performance history. The closing price of the class A common stock of Facebook, Inc. on July 21, 2017 was $164.43. The associated graph shows the closing prices of the class A common stock of Facebook, Inc. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the class A common stock of Facebook, Inc. has experienced significant fluctuations. The historical performance of the class A common stock of Facebook, Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the price of the class A common stock of Facebook, Inc.at any time, including on the determination dates.

Class A Common Stock of Facebook, Inc. (CUSIP: 30303M102)	High	Low	Dividends (Declared)
2012
Second Quarter	$38.23	$25.87	—
Third Quarter	$32.17	$17.73	—
Fourth Quarter	$28.24	$18.98	—
2013
First Quarter	$32.47	$25.13	—
Second Quarter	$28.97	$22.90	—
Third Quarter	$51.24	$24.37	—
Fourth Quarter	$57.96	$44.82	—
2014
First Quarter	$72.03	$53.53	—
Second Quarter	$67.60	$56.14	—
Third Quarter	$79.04	$62.76	—
Fourth Quarter	$81.45	$72.63	—
2015
First Quarter	$85.31	$74.05	—
Second Quarter	$88.86	$77.46	—
Third Quarter	$98.39	$82.09	—
Fourth Quarter	$109.01	$90.95	—
2016
First Quarter	$116.14	$94.16	—
Second Quarter	$120.50	$108.76	—

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Class A Common Stock of Facebook, Inc. (CUSIP: 30303M102)	High	Low	Dividends (Declared)
Third Quarter	$131.05	$114.00	—
Fourth Quarter	$133.28	$115.05	—
2017
First Quarter	$142.65	$116.86	—
Second Quarter	$155.07	$139.39	—
Third Quarter (through July 21, 2017)	$164.53	$148.43	—

We make no representation as to the amount of dividends, if any, that Facebook, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Facebook, Inc.

The Class A Common Stock of Facebook, Inc. Historical Performance – Daily Closing Prices May 18, 2012 to July 21, 2017*

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60.00% of the closing price on July 21, 2017. The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Facebook, Inc. We have derived all disclosures contained in this document regarding the class A common stock of Facebook, Inc. from the publicly available documents described in the first paragraph under this “Facebook, Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Facebook, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Facebook, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Facebook, Inc.” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Facebook, Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities. Neither we nor any of our affiliates makes any representation to you as to the performance of the Class A common stock of Facebook, Inc.

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Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as

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Principal at Risk Securities

more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”).  Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders.  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities, as well as to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity, of a security. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Microsoft Corporation Overview”, “Alphabet Inc. Overview” and “Facebook, Inc. Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an

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Principal at Risk Securities

affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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